Exhibit 7.01

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D/A referred to below) on behalf of each of them of a statement on Schedule 13D/A (including amendments thereto) with respect to the Class A ordinary shares, par value US$0.01 per share and the Class B ordinary shares, par value US$0.01 per share of Shanda Games Limited, a Cayman Islands company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts all of which, taken together, shall constitute one and the same instrument.

[Signature page to follow]

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of September 25, 2014.

Hao Ding International Limited

By:	/s/ Liu Jing
Name: Liu Jing
Title: Sole Director

Shanghai Hai Sheng Tong Investment Co., Ltd.

By:	/s/ Liu Jing
Name: Liu Jing
Title: Executive Director

Shanghai Buyout Fund L.P. By Haitong M&A Capital Management (Shanghai) Co., Ltd., its general partner

By:	/s/ Yang Yanhua
	Name:	Yang Yanhua
	Title:	Chairwoman of the Board

Haitong M&A Capital Management (Shanghai) Co., Ltd.

By:	/s/ Yang Yanhua
	Name:	Yang Yanhua
	Title:	Chairwoman of the Board